EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Braintech, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Braintech, Inc., of our auditors’ report dated February 28, 2007 on the consolidated balance sheet of Braintech, Inc. and the related consolidated financial statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005.

“Symthe Ratcliffe LLP” (signed)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada

March 3, 2008